Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
WESTWOOD ONE, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Westwood One, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article Fourteenth of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“[INTENTIONALLY OMITTED]”

SECOND: Article Fifteenth of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“[INTENTIONALLY OMITTED]”

THIRD: All other references to Articles Fourteenth and Fifteenth in the Corporation’s Restated Certificate of Incorporation shall be deleted in their entirety.

FOURTH: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Westwood One, Inc. has caused this Certificate to be duly executed in its corporate name this 19th day of June, 2008.

WESTWOOD ONE, INC.

By: /s/ David Hillman
Name: David Hillman
Title: Chief Administrative
Officer and General
Counsel